[Letterhead of Baum & Company]

                CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated April 8, 2006 in the Registration Statement on Form S-8 dated January 16, 2007 of Pricester.com, Inc., a Florida corporation, for the registration of common shares.




/s/Baum & Company, PA
Baum & Company
Coral Springs, Florida
January 17, 2007